AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

         Pursuant to the Participation Agreement, made and entered into as of the 12th day of January, 2001 (the "Participation Agreement"), by and among Panorama Series Fund, Inc., OppenheimerFunds, Inc. and Columbus Life Insurance Company, the parties hereby agree to an amended Schedule 1 as attached hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on May 1, 2005.

                                            COLUMBUS LIFE INSURANCE COMPANY

                                            By:
                                                --------------------------------
                                                Mark A.Wilkerson
                                                Senior Vice President

                                            PANORAMA SERIES FUND, INC.

                                            By:
                                                --------------------------------
                                            Name:
                                            Its:


                                            OPPENHEIMERFUNDS, INC.

                                            By:
                                                --------------------------------
                                            Name:
                                            Its:

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                                                               As of May 1, 2005



                                   SCHEDULE 1

Separate Accounts                                        Products

Columbus Life Insurance Company             Pinnacle Variable Universal Life
Separate Account 1
                                            Survivorship Variable Universal Life

                                            Pinnacle II Variable Universal Life